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                                                                       Exhibit A


                              PROMISSORY NOTE


$1,050,000                                                        April 30, 1996


    FOR VALUE RECEIVED, the undersigned, USA SKATE CORPORATION, a Delaware corporation ("Maker"), promises to pay to the order of WARREN AMENDOLA, SR., PATRICIA AMENDOLA, WARREN AMENDOLA, JR., RICHARD AMENDOLA and RUSSELL AMENDOLA and THREE R PROFIT SHARING RETIREMENT PLAN (collectively, the "Holder"), at 22 Mallard Cove, Centerport, New York 11721 (or at such other place as Holder shall designate in writing), in lawful money of the United States of America, the principal sum of ONE MILLION-FIFTY THOUSAND DOLLARS ($1,050,000), with interest on the outstanding principal from time to time, at such times and on such terms and conditions as are set forth herein.

    This Note arises out of the provisions of that certain Stock Purchase Agreement (the "Stock Purchase Agreement") dated as of even date herewith, among Maker, California Pro Sports, Inc. ("California Pro") and Holder, under which Maker, directly or indirectly, acquired all of the outstanding shares of capital stock of each of U S A Skate Co., Inc. and Three R Sales, Inc., and Maker agreed to incur the indebtedness represented hereby.

    1. MATURITY DATES. Principal and interest due under this Note shall mature and be payable as follows:

    August 1, 1996      $450,000 plus all accrued interest on the outstanding
                        principal
    November 1, 1996    $125,000 plus all accrued interest on the outstanding
                        principal
    April 1, 1997       $125,000 plus all accrued interest on the outstanding
                        principal
    November 1, 1997    $125,000 plus all accrued interest on the outstanding
                        principal
    May 1, 1998         $125,000 plus all accrued interest on the outstanding
                        principal
    November 1, 1998    $100,000 plus all accrued interest on the outstanding
                        principal

    2. INTEREST. Interest on the outstanding principal balance shall accrue at the rate of eight percent (8%) per annum. Simple interest shall be computed on the outstanding principal amount on the basis of a 365-day year.

    3. DEFAULT. Notwithstanding any other provision of this Note, during any period in which there exists an uncured Event of Default (as hereinafter defined), all amounts then outstanding hereunder shall, at the option of the Holder, bear interest at a


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rate of ten percent (10%) per annum (the "Default Rate").  Failure of the
Holder to demand or collect the full amount of interest at the Default Rate shall not constitute a waiver of the Holder's right to the payment in full of all interest accruing at the Default Rate.

    4. PAYMENT PROCEDURES. All payments made hereunder shall be applied first to unpaid costs hereunder, then to accrued, unpaid interest, and then to principal. All amounts due hereunder shall be payable by Maker to Holder on the respective maturity dates. If either payment hereunder is due on a day other than a Business Day (as defined below), such payment shall be made on the next Business Day following the day on which such payment otherwise would have been due. For purposes of this Note, a "Business Day" means any day on which commercial banks are generally open for regular banking business in the State of New York.

    5. REDUCTION OF PRINCIPAL. During the term of this Note, if Warren Amendola, Sr. ("Amendola") realizes more than $1,200,000 from the sale of the 400,000 shares of California Pro common stock he received as compensation under the Consulting and Non-Competition Agreement dated of even date herewith which he entered into with Maker and California Pro in connection with the Stock Purchase Agreement, then the unpaid principal installments shall be reduced accordingly in inverse order of their maturity by an amount equal to the Excess (as defined below) up to a maximum of $600,000. For purposes of this provision, "Excess" means amounts over $1,200,000 received from such stock sale proceeds, less all applicable income taxes Amendola is required to pay related to his sales of California Pro common stock.

    6. PREPAYMENTS. Maker may prepay the entire outstanding indebtedness of Maker to Holder at any time, or may from time to time make partial prepayments on the outstanding principal balance of this Note. All prepayments may be made without penalty. No partial prepayments shall excuse, delay or reduce any other payments due under this Note thereafter.

    7. APPLICABLE LAW. The provisions of this Note will be construed in accordance with the laws of the State of New York.

    8. REIMBURSEMENT OF COLLECTION COSTS. Maker agrees to reimburse Holder for all reasonable costs, including reasonable attorneys' fees, incurred to collect this Note if not paid when due.

    9. EVENT OF DEFAULT. The occurrence of any one of the events enumerated below shall constitute an Event of Default under this Note. Upon the occurrence of any Event of Default, Maker's rights under Section 5 above shall terminate automatically without notice to Maker and Holder, at its option, shall have the right to declare all amounts then remaining unpaid on this Note to be immediately due and payable without presentment, demand, protest or other notice of any kind.

         (a) If Maker shall fail to pay any amount due hereunder when due for more than five days; or

         (b) If Maker or California Pro shall (i) institute proceedings to be adjudicated a voluntary bankrupt or insolvent, or (ii) consent to the filing of a bankruptcy proceeding against it, or (iii) file a petition or answer seeking reorganization or arrangement under any bankruptcy act or any other similar applicable law of any country, or (iv) consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of itself, or any of its property, or (v) make an assignment for the benefit of creditors, or
(vi) cease doing business as a going concern, or (vii) take any corporate action in furtherance of any of the foregoing purposes; or

         (c) If an order, judgment or decree of a court having jurisdiction shall have been entered adjudicating the Maker or California Pro a bankrupt or insolvent, or approving, as properly filed, a petition seeking reorganization of Maker or California Pro or of all or a substantial part of its properties or assets under any bankruptcy act or other similar applicable law, as from time to time amended, or appointing a receiver, trustee or liquidator of Maker or California Pro, and such order, judgment or decree shall remain in force, undischarged and unstayed for a period of 30 days, or a judgment or lien for the payment of money in excess of $250,000 shall be rendered or entered against Maker or California Pro and the same shall remain undischarged or unbonded for a period of 30 days or any writ or warrant or attachment shall be issued or levied against a substantial part of the property of Maker or California Pro and the same shall not be released, vacated or bonded within 30 days after issue or levy; or

         (d) If Maker or California Pro shall, without the prior written consent of Holder, (i) transfer (regardless of how designated) all or substantially all of its assets, (ii) merge or consolidate with another corporation or entity in which it is not the surviving corporation, or (iii) in the case of the Maker, if more than fifty percent (50%) of the issued and outstanding shares of voting stock of Maker shall be sold or transferred, directly or indirectly, whether in a single transaction or as the aggregate result of a series of transactions other than as a result of the public offering of the Maker's equity securities, and in the case of California Pro, if more than a majority of the members of the Board of Directors of California Pro or any successor entity, including either Henry Fong or Michael S. Casazza, changes other than by a shareholder vote.

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    10.   GUARANTY.  Payment of amounts due under this Note are fully guaranteed by California Pro, Henry Fong and Michael S. Casazza, and by Carolyn Fong up to a maximum of $300,000 in accordance with the guaranty attached hereto as Attachment 1 and incorporated herein by this reference.

    11. SUBORDINATION. The Holder, by its acceptance of this Note, understands and agrees that the payments due hereunder from Maker shall be subordinated to LaSalle National Bank (the "Bank") to the extent prescribed in a separate agreement between the Holder and the Bank.

    12.  WAIVERS; OTHER MATTERS.

         (a) The Maker and all endorsers hereof hereby waive presentment, demand, protest, notice of protest, notice of dishonor and all other forms of demand and notice concerning this Note and consent to each and every extension or postponement of the time of payment or other indulgence with respect to this Note, and to each and every substitution, addition, exchange or release of collateral and to the addition, substitution or release of any person primarily or secondarily liable hereunder. No delay or omission by the Holder or other holder hereof in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of any right on any other occasion. Any provision in this Note which is prohibited by law shall be ineffective to the extent of such prohibition without invalidating any other provision hereof.

         (b) The rights and remedies of the Holder of this Note as provided in this Note, and any other agreements, mortgages, pledges and instruments given as security for this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against the property described in such instruments and agreements and any other refunds, property or security held by the Payee for the payment hereof or otherwise at the sole discretion of the Payee. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release of said rights or remedies or of the right to exercise them at any time later.

         (c) The Maker irrevocably and unconditionally (i) consents to the exclusive jurisdiction of the United States District Court for the Eastern District of New York or, if jurisdiction is not proper in such court, the Supreme Court of the State of New York, Suffolk County, over any action, suit or proceeding arising out of or relating to this Note,(ii) agrees not to commence any action, suit or proceeding arising out of or relating to this Note except in such courts,(iii) agrees that service of any process, summons, notice or document sent by U.S. certified mail, return receipt requested, or by nationally

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recognized overnight courier service to Maker's address shall be effective service or process for any such action, suit or proceeding brought against Maker in any such court, and (iv) waive any objection to proceeding in such court, including objections relating to FORUM NON-CONVENIENS.

    13. NOTICES. Any and all notices or service of process required or permitted hereunder shall be in writing given as follows:

If to a Holder, to the particular Holder at:

    c/o Warren Amendola
    22 Mallard Cove
    Centerport, NY  11721

If to Maker at:

    c/o USA Skate Corporation
    8102 White Horse Road
    Greenville, SC  29611
    ATTN:  Michael S. Casazza, President
    FAX:  (864) 294-5235

    Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Maker or Holder may give any notice or other communication hereunder by personal delivery or using a nationally recognized overnight courier service, telecopy or telex. Maker or Holder may change the address to which notices, service of process, requests, demands, claims or other communications hereunder are to be delivered by giving the other notice in the manner set forth herein.

                                           USA SKATE CORPORATION

                                           By_____________________________
                                             Michael S. Casazza, President


STATE OF NEW YORK)
                  SS.:
COUNTY OF NASSAU)

    On this ____ day of ________, 1996, before me appeared Michael S. Casazza to me known, who, being by me duly sworn, did depose and say that he is the President of USA Skate Corporation, a Delaware corporation with its principal office located at 8102 White Horse Road, Greenville, South Carolina, the corporation described in and which executed the foregoing instrument and that he is authorized by the board of directors of said corporation to sign on behalf of said corporation.

                                            ______________________________
                                            Notary Public

                                                                    ATTACHMENT 1
                                                                    to EXHIBIT A

                                   GUARANTY


    THIS GUARANTY is dated and delivered effective as of April 30, 1996, by California Pro Sports, Inc., Henry Fong, Michael S. Casazza and Carolyn Fong (collectively, the "Guarantors"), for the benefit of Warren Amendola, Sr., Patricia Amendola, Warren Amendola, Jr., Richard Amendola, Russell Amendola, and Three R Profit Sharing Retirement Plan (collectively the "Holders").

    A. Pursuant to a Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement"), USA Skate Corporation ("Maker") has purchased shares of the capital stock of USA Skate Co., Inc. and Three R Sales, Inc. owned by the Holders in exchange for certain consideration including Maker's promissory note in the principal amount of $1,050,000 dated the date hereof (the "Note").

    B. A condition to the closing under the Stock Purchase Agreement was that the Guarantors enter into this Guaranty.

    C. Capitalized terms used but not defined herein shall have the meanings ascribed in the Stock Purchase Agreement.

    NOW, THEREFORE, in consideration of the completion of the transactions under the Stock Purchase Agreement, the compliance by the Holders with the provisions of the Stock Purchase Agreement and various agreements related thereto, and for other good and valuable consideration, the adequacy and receipt of which hereby are acknowledged, and intending to be legally bound, the Guarantors hereby covenant and agree as follows:

    1.  THE GUARANTY.   The Guarantors hereby absolutely, unconditionally and
jointly and severally guarantee to the Holders the timely payment of all principal, interest and other amounts due under the Note, as and when the same are due (the "Guaranteed Obligations"), provided, however, that the liability of Carolyn Fong to the Holders hereunder is limited to, and shall not exceed, $450,000.

    2. APPLICATION OF PAYMENTS. Any payment made by Guarantors, or any of them, under this Guaranty shall be effective to reduce or discharge the liability of the Guarantors hereunder without further notice of any kind.

    3. CONTINUING GUARANTY. The rights of the Holders under this Guaranty are in addition to, and not mutually exclusive of, any and all other rights and remedies Holders may have under the Note, the Stock Purchase Agreement and/or any other agreements or guaranties related to, or arising out of, the transaction, as well as by reason of any law or in equity. Without limiting the foregoing, the Holders shall be entitled to demand and receive payment and performance


                             Attachment 1 - Page 1

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from the Guarantors under this Guaranty, notwithstanding the availability of, or the Holders' failure to pursue or enforce any right or remedy they may have against the Maker and notwithstanding the failure of the Holders to avail themselves or realize the benefit of any other right or remedy afforded to them under any other agreement, guaranty or policy of insurance.

    Except as otherwise provided herein, this Guaranty shall continue in force and be binding upon the Guarantors until the Guaranteed Obligations have been paid in full. If the Maker and/or any of its successors and assigns fail to pay any of the Guaranteed Obligations when such amounts become due, then Holders may enforce this Guaranty against any one or more of the Guarantors, subject only to the agreement described in Section 6(e) of this Guaranty.

    4. NO IMPAIRMENT. This Guaranty shall not be affected or impaired by any extension of time, forbearance, waiver or concession given to Maker, any assertion of, or delay in asserting, any right, power or remedy against Maker, any modification or amendment to the provisions of the Note; the dissolution, liquidation, reorganization or winding up of Maker; the release or limitation of liability of any other guarantor of Maker's obligations, covenants and agreements or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

    5. TERMINATION. This Guaranty shall terminate when the Guaranteed Obligations have been paid in full. Thereafter, Holders will furnish the Guarantors' written cancellation of this Guaranty and will return the original of this Guaranty to the Guarantors.

    6.  GENERAL PROVISIONS.

         (a) No delay on the part of Holders in the exercise of any power or right shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

         (b) This Guaranty may not be assigned and may not be modified except by a writing signed by all of the parties hereto and the Holders.

         (c) This Guaranty is made under and shall be governed by the laws of the State of New York.

         (d) JURISDICTION AND FORUM SELECTION. The guarantors hereby irrevocably and unconditionally (i) consent to the exclusive jurisdiction of the United States District Court for the Eastern District of New York (or if there is no subject matter jurisdiction, the Supreme Court of New York for the County of Suffolk) over any action, suit or proceeding arising out of or relating to this Guaranty, (ii) agree not to commence any action, suit or proceeding arising out of or relating to this Guaranty except in such court,
(ii) agree that service of any process, summons, notice or document sent by U.S. certified mail, return receipt requested, or by nationally recognized overnight courier service to any other Party's address shall be effective against any other party in any such court, and (iv) waive any objection to proceeding in such


                             Attachment 1 - Page 2

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court, including, but not limited to, objections as to personal jurisdiction and for forum non-conveniens.

         (e) Holders agree that their rights under this Guaranty are subordinate to rights of LaSalle National Bank ("Bank") to the extent prescribed in a separate agreement with the Bank.

    7. NOTICES. Any and all notices or service of process required or permitted hereunder shall be given in writing as follows:

         If to Holders:

              c/o Warren Amendola, Sr.
              22 Mallard Cove
              Centerport, NY 11721

         If to California Pro Sports, Inc.:

              8102 White Horse Road
              Greenville, SC 29611
              Attention: Michael S. Casazza, President
              TEL: (864) 294-5370
              FAX: (864) 294-5235

         If to Michael S. Casazza:

              c/o USA Skate Corporation
              8102 White Horse Road
              Greenville, SC 29611
              TEL: (864) 294-5370
              FAX: (864) 294-5235

         If to Henry Fong and/or Carolyn Fong:

              2401 PGA Blvd., Suite 280F
              Palm Beach Gardens, FL 33410
              TEL: (407) 624-0885
              FAX: (407) 624-9507

    Any notice required to be made within a stated period of time shall be considered timely made if deposited before midnight of the last day of the stated period. Any party may give any notice or other communication hereunder by personal delivery or by using a nationally recognized overnight courier service, telecopy or telex.


                             Attachment 1 - Page 3

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    Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

    IN WITNESS WHEREOF, Guarantors have each caused this Guaranty to be executed as of the date first above written.


                             CALIFORNIA PRO SPORTS, INC.


                             By______________________________
                                Michael S. Casazza, President


                             ________________________________
                             Henry Fong, Individually


                             ________________________________
                             Michael S. Casazza, Individually


                             ________________________________
                             Carolyn Fong, Individually


                             Attachment 1 - Page 4

STATE OF ______________)
                          ).ss:
COUNTY OF _____________)

    On this ____ day of April, 1996, before me personally came Michael S. Casazza, to me known, who being by me duly sworn, did depose and say that he resides in __________________ County; that he is the President of CALIFORNIA PRO SPORTS, INC., the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereby by like order.


                                    ____________________________
                                    Notary Public

STATE OF ______________)
                          ).ss:
COUNTY OF _____________)

    On this ____ day of April, 1996, before me personally came Henry Fong, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.


                                    ___________________________
                                    Notary Public


STATE OF ______________)
                          ).ss:
COUNTY OF _____________)

    On this ____ day of April, 1996, before me personally came Michael S. Casazza, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.


                                    ___________________________
                                    Notary Public


                             Attachment 1 - Page 5

STATE OF ______________)
                          ).ss:
COUNTY OF _____________)

    On this ____ day of April, 1996, before me personally came Carolyn Fong, to me known to be the individual described in, and who executed, the foregoing instrument, and acknowledged that he executed the same.


                                    ___________________________
                                    Notary Public


                             Attachment 1 - Page 6